SUB-ITEM 77Q1

The following documents for MFS Series Trust I relevant to Item 77Q1 are contained in Post-Effective Amendment No. 38 to the Registration statement on Form N-1A (File Nos. 2-54607 and 811-2594), filed with the Securities and Exchange Commission on December 20, 2002, under Rule 485 under the Securities Act of 1933:

o Amendment to the Declaration of Trust dated, October 17, 2002; o Amended and Restated By-Laws dated January 1, 2002 as revised September 18, 2002.

Such documents are hereby incorporated by reference.